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                                    EXHIBIT 10.6



                                   PLAN DOCUMENT

                      EXECUTIVE INCENTIVE COMPENSATION PROGRAM


                               FISCAL YEAR 1998 PLAN


1.0  INTENT

     The intention of the Executive Incentive Compensation Program for Fiscal Year 1998 is to provide incentives to eligible Exar Corporation executives for achieving or surpassing established revenue and pre-tax profit goals derived from the FY 1998 Financial Plan. (see Attachment 1, FY 1998 Financial Plan)

2.0  MANAGEMENT PARTICIPANT QUALIFICATIONS

     2.1 Direct participation is limited to a small group of executives who have an important influence on the operation, profits, and future of Exar. Generally, only the corporate officers and the directors of major staff or line functions may be eligible.

     2.2 Participation shall be recommended by the President/CEO or Executive Vice-President/CFO and is subject to concurrence by the Compensation Committee of the Board of Directors.

     2.3 An invitation to participate and the information divulged in connection with the program must be considered private and not be discussed with others.

3.0  FUNDING OF THE INCENTIVE PLAN POOL

     3.1  General:

          The Incentive Plan Pool will be funded upon achievement of certain revenue and pre-tax profit goals. The pre-tax profit goal must be met at the pre-established threshold levels before any pool funding takes place. Further, this plan will not be funded unless there is funding and payout for the Fiscal Year 1998 Key Employee Incentive Program

     3.2  Calculation for Pool Funding

          The size of the executive pool is the sum of the fiscal year 1998 annual base salary of the participants times their respective target award percentages. The pool size will be modified according to the actual revenue and profit performance levels compared to the approved financial plan for fiscal year 1998. Use the table in Attachment 2 to determine the pool size. For example, if the actual revenue level were $95M, the pool for revenue achievement would be $149.8K. If the pre-tax profit were $11.6M, the pool for the pre-tax profit achievement would be $300K. The total pool would be $449.8K ($149.8K + $300K).(see Attachment 4 for example)

     3.3  Calculation for Individual Payout

          The individual payout is determined by factoring one's base salary, individual target award percentage, actual corporate revenue and pre-tax profit results, and personal performance factors. (see Attachment 4 for example of individual calculation)

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4.0  RULES

     4.1 Pre-tax profits or revenues generated by "creative accounting" or by system changes will be excluded for purposes of this program.

     4.2 In calculating incentive compensation, "salary" will be the total base compensation for the fiscal year, excluding any incentive pay, bonus payments, auto allowance, etc.

     4.3. It is recognized that certain unforeseen events or inequities could develop in the plan as established. Consideration will be given to unusual circumstances. Such consideration will be made at year end only, and the decision of the Compensation Committee will be final.

     4.4 Payments will be made in accordance with the final annual statements as audited by the Company's independent Certified Public Accountants. Amounts earned should be paid prior to June 15.

     4.5 In order to remove any deterrent to a "Purchase Acquisition", the write-off of in-process R&D will be added back to profits for calculation of pre-tax profit.

     4.6 The Compensation Committee determines the target award for participants. (See Attachment 3, Participants)

     4.7 The program is to be in force for FY'98, and only those who are in the employ of the company and still a member of the eligible executive group through the date of payout will qualify for payments.

     4.8 As business conditions, participants' position, or the corporation's needs change, the Compensation Committee reserves the right to modify or cancel at any time with prior notice this Incentive Program, and participants should not presume continued participation in an Incentive Program.


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 Example:

  EXECUTIVE

Base Salary:                                 200K

Target Award (T.A.):                         40% ($80K)

Max Award:                                   100% ($200K)

Individual Performance Factor (MBO's):       95%

  Corporate Results:

                                        % OF      POOL
                                        TARGET    FUNDING %
                                       -------   ----------
     Revenue Achievement      $101      101%      68%

     Profit Achievement       $10.1M     87%      25%

     Corporate Modifier                           93%

  Formula:

     $200K     x    .40       x    .93       x    .95       =    $70,680

     _              _              _              _              _

     Base           T.A.           Corp.          Indiv.         Prelimary
                                   Modif.         Perf.          Payout
                                                  Modif.         Calculation



                              AVAILABLE EXECUTIVE POOL

          @ Target                      =         $600K

          Corp. Performance             =         93%

          Final Pool (.93 x 600K)       =         $558K

 If the sum of the preliminary payout calculations for all participants exceeds the final pool, participant payouts are reduced proportionately.

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